Exhibit 8.1

List of Significant Subsidiaries and Consolidated Entities

Alibaba Group Holding Limited

Alibaba Investment Limited (BVI)

Alibaba Group Properties Limited (Cayman Islands)

Alibaba Group Treasury Limited (BVI)

Des Voeux Investment Company Limited (BVI)

Alibaba Group Services Limited (Hong Kong)

Alibaba (China) Co., Ltd. (PRC)

Hangzhou Ali Venture Capital Co., Ltd. (PRC)

Alibaba.com International (Cayman) Holding Limited (Cayman Islands)

Alibaba.com International (BVI) Holding Limited (BVI)

Alibaba.com Limited (Cayman Islands)

Alibaba.com Investment Holding Limited (BVI)

Alibaba.com China Limited (Hong Kong)

Alibaba (China) Technology Co., Ltd. (PRC)

Hangzhou Alibaba Advertising Co., Ltd. (PRC)

Alibaba Financial Holding Limited (Cayman Islands)

Alibaba Financial Investment Holding Limited (BVI)

Alibaba Financial China Holding Limited (Hong Kong)

Zhejiang Alibaba Small Loan Co., Ltd. (PRC)

Zhejiang Alibaba Finance Credit Network Technology Co., Ltd. (PRC)

Alisoft Holding Limited (Cayman Islands)

Alisoft Investment Holding Limited (BVI)

Alisoft China Holding Limited (Hong Kong)

Alisoft (Shanghai) Co., Ltd. (PRC)

Alibaba Cloud Computing Ltd. (PRC)

Taobao Holding Limited (Cayman Islands)

Taobao China Holding Limited (Hong Kong)

Taobao (China) Software Co., Ltd. (PRC)

Zhejiang Taobao Network Co., Ltd. (PRC)

Zhejiang Tmall Technology Co., Ltd. (PRC)

Zhejiang Tmall Network Co., Ltd. (PRC)

Alimama Limited (Cayman Islands)

Alimama Investment Holding Limited (BVI)

Alimama China Holding Limited (Hong Kong)

Hangzhou Alimama Technology Co., Ltd. (PRC)

Hangzhou Alimama Software Services Co., Ltd. (PRC)

Hangzhou Ali Technology Co., Ltd. (PRC)

Ali UC Investment Holding Limited (Cayman Islands)

Ali WB Investment Holding Limited (Cayman Islands)

AutoNavi Holdings Limited (Cayman Islands)

Ali YK Investment Holding Limited (Cayman Islands)

Ali CV Investment Holding Limited (Cayman Islands)

Alibaba China Software Co., Ltd. (PRC)

Alibaba (Chengdu) Software & Technology Co., Ltd. (PRC)

Shen Zhen OneTouch Business Service Ltd. (PRC)

Alipay E-commerce Corp. (Cayman Islands)

Alipay Investment Holding Limited (BVI)

Alipay China Holding Limited (Hong Kong)

Alipay (China) Information Technology Co., Ltd. (PRC)